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                                                                     EXHIBIT 4.1


                      COMMON STOCK           COMMON STOCK

                                 PAR VALUE $.01

                          INCORPORATED UNDER THE LAWS
                            OF THE STATE OF DELAWARE

NUMBER                                                                    SHARES



                         AIRTOUCH COMMUNICATIONS, INC.

THIS CERTIFIES THAT


IS THE RECORD HOLDER OF

         FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF


AirTouch Communications, Inc. transferable on the share register of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

         Witness the facsimile signatures of its duly authorized officers.

Dated:


COUNTERSIGNED AND REGISTERED:
   THE BANK OF NEW YORK
   (NEW YORK, N.Y.)        TRANSFER AGENT
                           AND REGISTRAR


BY /S/ William J. Skinner     /S/ Margaret G. Gill       /S/ Sam Ginn
   ----------------------     -----------------------    -----------------------
   Authorized Signature           Secretary              Chairman of the Board
                                                         of Directors
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                         AIRTOUCH COMMUNICATIONS, INC.

         This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between the Company and The Bank of New York (the "Rights Agent") dated as of September 19, 1994 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate Certificates and will no longer be evidenced by this Certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge within five days after receipt of a written request therefor, under certain circumstances, Rights issued to Acquiring Persons (as defined in the Rights Agreement) or certain related Persons and any subsequent holder of such Rights may become null and void.

         The Company will furnish to any shareholder, upon request to its principal office (or to the office of its transfer agent) and without charge, a statement of the rights, preferences, privileges and restrictions granted to or imposed upon each class or series of shares authorized to be issued and upon the holders thereof.

            The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears.

             TEN COM - as tenants in common               (Name) CUST (Name) UNIF--      (Name) as Custodian for (Name)
             TEN ENT - as tenants by the entireties       GIFT MIN ACT (State)           under the (State) Uniform
             JT TEN - as joint tenants with right of                                     Gifts to Minors Act
             survivorship and not as tenants in common

     Additional abbreviations may also be used though not in the above list

         For Value received, ___________________ hereby sell, assign and transfer ___________________Shares represented by the within Certificate unto

                                                                                  FOR TRANSFER AGENT USE ONLY
PLEASE PRINT OR TYPE:
SOCIAL SECURITY NUMBER FOR TAXPAYER IDENTIFYING
NUMBER, NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE
____________________________________________________________________          ACCT:
    SHARES           _______________________________________________          CTF:           YR.
                     _______________________________________________          NOTE:           H_
                                                                              CLASS ACCT:     E_

and hereby irrevocably constitute and appoint __________________________________
________________________________________________________________________________
___________________ Attorney to transfer the said shares on the records of the within named Company with full power of substitution in the premises.

Dated, ________________________      _______________________________________
                                     _______________________________________
                                     IMPORTANT (Before signing, read and
                                         comply carefully with requirements
                                         printed below.)



SIGNATURE(S) GUARANTEED


_______________________________________________
The signature should be guaranteed by a brokerage firm or a financial institution that is a member of a securities approved Medallion program, such as Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) or New York Stock Exchange, Inc. Medallion Signature Program (MSP)